Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2010 RESULTS AND PROVIDES EARNINGS GUIDANCE FOR FISCAL 2011

SAVANNAH, GA (March 11, 2011) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the fourth quarter and fiscal year ended January 29, 2011.

Financial Highlights — Fourth quarter ended January 29, 2011

Total sales in the fourth quarter ended January 29, 2011 increased 1.3% to $172.0 million compared with $169.8 million in the quarter ended January 30, 2010.  Comparable store sales decreased 11.4% in the fourth quarter.  Sales were particularly weak in December due largely to a delay in the government’s distribution of extended unemployment benefits until just before Christmas, a significant shortfall in sales of long denim, and a heavy promotional environment that included going-out-of-business sale events by a major competitor.  Sales in January were negatively impacted by a later income tax refund season due to a lack of refund anticipation loan availability for the Company’s customers.

Net income in the fourth quarter of 2010 was $9.4 million compared with $11.3 million in last year’s fourth quarter.  Earnings per diluted share decreased to $0.64 in the fourth quarter of 2010 compared with $0.78 in the fourth quarter of 2009.  Financial results for the fourth quarter of 2010 included an immaterial correction of an error related to an accounting policy.  Prior to the fourth quarter, the Company’s policy was to expense the cost of inbound freight associated with the delivery of inventory to the Company’s distribution centers in the period incurred, rather than capitalizing such costs as a component of inventory and expensing them as the related inventory was sold.  In the fourth quarter of 2010, the Company began to capitalize freight costs as a component of the cost of inventory.  The impact of this adjustment in the fourth quarter was a non-recurring reduction in cost of sales of $2.7 million and a resulting increase in net income of $1.8 million, or $0.12 per diluted share.

The Company opened 3 stores in the fourth quarter of 2010, reaching a total store count of 461 at the end of the year.  In addition, the Company converted 15 of its stores to its new Citi Lights prototype format in January 2011, and now has a total of 25 stores operating under the new format.

Financial Highlights — Fiscal year ended January 29, 2011

Total sales in the fiscal year ended January 29, 2011 increased 12.8% to $622.5 million compared with $551.9 million in the fiscal year ended January 30, 2010.  Comparable store sales decreased 1.8% for the full year.

Net income was $20.9 million in 2010 compared with $19.7 million in the prior year.  Earnings per diluted share increased to $1.44 in 2010 compared to $1.36 in 2009, with 2010 including the aforementioned benefit related to capitalized freight.

The Company opened 60 stores, relocated or expanded 13 others, and closed 2 stores in 2010.

Fiscal 2011 Outlook — Fiscal year ending January 28, 2012

The Company estimates fiscal 2011 earnings of approximately $1.40 to $1.50 per diluted share, including an anticipated comparable store sales increase of approximately 2% and an increase in selling square footage of at least 15%.  Through the first five-plus weeks of the new fiscal year, comparable store sales are down 2%, versus an 11% increase during the same period of time last year.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2901.  A replay of the conference call will be available until March 18, 2011, by dialing (402) 977-9140 and entering the passcode, 21510236.  The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through March 18, 2011.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening three stores and closing one thus far in the first quarter of 2011, the Company currently operates 463 stores located in 27 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	January 29, 2011	January 30, 2010
	(unaudited)	(unaudited)
Net sales	$172,043	$169,811
Cost of sales	105,184	104,258
Gross profit	66,859	65,553
Selling, general and administrative expenses	47,112	44,050
Depreciation and amortization	5,692	4,752
Income from operations	14,055	16,751
Interest income	34	75
Interest expense	(7)	(6)
Income before income tax expense	14,082	16,820
Income tax expense	4,718	5,569
Net income	$9,364	$11,251

Basic net income per common share	$0.64	$0.78
Diluted net income per common share	$0.64	$0.78

Net income attributable to common shares (1):
Basic	$9,364	$11,251
Diluted	$9,364	$11,251

Weighted average shares used to compute basic net income per share	14,523	14,402
Weighted average shares used to compute diluted net income per share	14,537	14,447

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 29, 2011	January 30, 2010
	(unaudited)	(unaudited)
Net sales	$622,528	$551,869
Cost of sales	383,318	338,898
Gross profit	239,210	212,971
Selling, general and administrative expenses	187,231	165,166
Depreciation and amortization	20,535	18,431
Income from operations	31,444	29,374
Interest income	174	404
Interest expense	(24)	(92)
Income before income tax expense	31,594	29,686
Income tax expense	10,742	9,969
Net income	$20,852	$19,717

Basic net income per common share	$1.44	$1.36
Diluted net income per common share	$1.44	$1.36

Net income attributable to common shares (1):
Basic	$20,852	$19,540
Diluted	$20,852	$19,541

Weighted average shares used to compute basic net income per share	14,503	14,364
Weighted average shares used to compute diluted net income per share	14,523	14,396

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	January 29, 2011	January 30, 2010
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$69,231	$62,993
Short-term investment securities	586	33,025
Inventory	121,432	100,874
Other current assets	16,669	14,927
Property and equipment, net	85,299	63,791
Long-term investment securities	9,205	—
Other noncurrent assets	3,980	4,376
Total assets	$306,402	$279,986

Liabilities and Stockholders’ Equity:
Accounts payable	$67,934	$62,706
Accrued liabilities	23,184	22,273
Other current liabilities	444	3,669
Noncurrent liabilities	10,036	9,995
Total liabilities	101,598	98,643

Total stockholders’ equity	204,804	181,343
Total liabilities and stockholders’ equity	$306,402	$279,986